Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Flexpoint Sensor Systems, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Clark M. Mower, President, Chief Executive Officer and Director and John A. Sindt, Chairman of the Board and Principal Financial and Accounting Officer of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 14, 2008

/s/Clark M. Mower

Clark M. Mower

President, Chief Executive Officer and Director

Dated: May 14, 2008

/s/John A. Sindt

John A. Sindt

Chairman of the Board

Principal Financial and Accounting Officer